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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements on Form S-3 (File No. 333-89347, 333-85219 and 333-85061), and Forms S-8 (File No.'s 333-45253, 333-64525, 333-46589, 333-52799, 333-72425,
333-79007, 333-52805, 333-56133, 333-08775, 333-37041, 333-33943, 333-18975,
333-18977, 333-08783, 333-81751, 333-87685, 333-88201, 333-87151, 333-84981,
333-80267 333-08789, 333-08793, 333-08801, 333-23043 and 333-42475), of Lucent
Technologies Inc. of our reports dated October 25, 1999, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
New York, New York
December 21, 1999